UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 18, 2019

(Date of earliest event reported)

Benchmark 2019-B10 Mortgage Trust

(Central Index Key Number of issuing entity: 0001766367)

(Exact name of issuing entity)

Deutsche Mortgage & Asset Receiving Corporation

(Central Index Key Number of registrant: 0001013454)

(Exact name of registrant as specified in its charter)

German American Capital Corporation

(Central Index Key Number of sponsor: 0001541294)

(Exact name of sponsor as specified in its charter)

Citi Real Estate Funding Inc.

(Central Index Key Number of sponsor: 0001701238)

(Exact name of sponsor as specified in its charter)

JPMorgan Chase Bank, National Association

(Central Index Key Number of sponsor: 0000835271)

(Exact name of sponsor as specified in its charter)

New York

(State or other jurisdiction of incorporation)

333-226943-02

(Commission File No.)

38-4104451
38-4104452
38-4104453
38-7221280

(IRS Employer Identification No.)

c/o Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, MD

(Address of principal executive offices)

21045

(Zip Code)

Registrant’s telephone number, including area code   (410) 884-2000

Not Applicable

              (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 6 - Asset-Backed Securities

Item 6.04. Failure to Make a Required Distribution.

The Certificate Administrator was required to make distributions to the Certificateholders on the November 18, 2019 Distribution Date.  On November 18, 2019 it was discovered the Certificate Administrator was experiencing a technical issue that was causing a wire processing delay. This resulted in a portion of the distributions to the Certificateholders being delayed until the next business day, November 19, 2019.  The total deal distribution was $5,328,046.00.  Of that amount, $266,402.30 was distributed to a total of four physical holders (two classes) timely on November 18, 2019.  Of the remaining amount, $5,061,643.69 was wired to DTC, and $0.01 was distributed to the Class R physical holder on the next business day, November 19, 2019.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deutsche Mortgage & Asset Receiving Corporation
(Registrant)
Date: November 21, 2019
	By:	/s/ Natalie Grainger
Name: Natalie Grainger
Title: Director

	By:	/s/ Matt Smith
Name: Matt Smith
Title: Director